UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2022

CHINA PHARMA HOLDINGS, INC.

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(Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road

Haikou, Hainan Province, China 570216

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CPHI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 28, 2022, Hainan Helpson Medical & Biotechnology Co., Ltd (“Helpson”), a wholly owned subsidiary of China Pharma Holdings, Inc. (the “Company”), entered into a Technology Transfer Contract (the “Agreement”) with Chengdu Bonier Medical Technology Development Co., Ltd (“Bonier”). Bonier owns the know-how of a technical invention and creation of an ophthalmic oxygen enriched atomization therapeutic instrument, which has obtained a utility model patent (the “Utility Model Patent”) and applied for an invention patent (the “Invention Patent”) at the same time. Pursuant to the Agreement, Bonier will transfer the ownership of the Utility Model Patent of the technical invention and the Invention Patent application right of the invention to Helpson. Bonier or its designated third party shall provide relevant technical services in Haikou, which include but are not limited to product research and development, writing of registration materials, registration application and other technical services, with a term of ten years.

The transfer price of the Agreement is RMB 15 million, approximately $2.1 million, which will be paid in the form of common stock of the Company at $0.1349 per share within 10 days from the date of signing the contract. The service fee amounts to 15% of the net profit of the corresponding product sales revenue, which will be paid in cash annually by Helpson after it launches to the market, contingent on the successful authorization of the abovementioned Invention Patent.

The foregoing descriptions of the Agreement are summaries of the material terms of such documents, do not purport to be complete and are qualified in their entirety by reference to the Agreement, which is attached hereto as Exhibits 10.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the issuance of the Company’s securities mentioned above is incorporated herein by reference.

The Company’s securities mentioned above, if and when issued, will not be registered under the Securities Act, or the securities laws of any state, and are being offered and issued in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) afforded by Regulation S promulgated thereunder. We relied upon the exemption from registration under the U.S. Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of the shares to the person who is a non-U.S. person as the securities are being issued to the person through an offshore transaction which was negotiated and consummated outside the United States.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
10.1	Technology Transfer Contract, dated November 28, 2022, between Hainan Helpson Medical & Biotechnology Co., Ltd and Chengdu Bonier Medical Technology Development Co., Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2022

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
Name: Zhilin Li Title: President and Chief Executive Officer

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